EXHIBIT A

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated: October 21, 2013	Sam Levinson

	By:	/s/ Sam Levinson
Sam Levinson

Diaco Investments, L.P.

	By:	Siget, LLC, a Delaware limited liability company and general partner of Diaco Investments, L.P.

		By:	/s/ Simon Glick
Simon Glick
Managing Member

Simon Glick

	By:	/s/ Simon Glick
Simon Glick, as trustee for Glick Pluchenik 2011 Trust

Siget NY Partners, L.P.

	By:	1271 Associates, LLC, a Delaware limited liability company and general partner of Siget NY Partners, L.P.

		By:	/s/ Simon Glick
Simon Glick
Managing Member

Chichester Fund Limited

	By:	/s/ Simon Glick
Simon Glick
Investment Manager